Attachment 77Q-1
LM TAX FREE INCOME FUND

LM IC MARYLAND TAX-FREE INCOME TRUST


Item 77-Q1
Registrant incorporates by reference Form 497, dated September 18, filed on
September 18, 2009.
(SEC Accession No. 0001193125-09-194066)

Item 77-Q1
Registrant incorporates by reference Form 497, dated October 16, 2009, filed on October 16, 2009.
(SEC Accession No. 000357235-09-000398)